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                            OSICOM TECHNOLOGIES, INC.
                                2800 28TH Street
                                    Suite 100
                         Santa Monica, California 90405

                                 March 10, 1999


Mr. Cornelius Peterson VIII
President and CEO
NETsilicon, Inc.
411 Waverly Oaks Road
Suite 227
Waltham, MA 02154

Dear Pete:

         This letter confirms our agreement relating to the stock options (the "Options") being granted to you on or about the date of this letter by NETsilicon, Inc. ("NSI") in connection with the initial public offering of NSI. Notwithstanding anything to the contrary in the stock option agreement(s), the following shall apply to those options:

         1. In the event that NSI is sold to or merges with a company unaffiliated with Osicom or NSI, all of the Options will vest immediately, regardless of whether any performance or time criteria otherwise applicable to vesting has been satisfied.

         2. In the event that your employment is terminated without cause or not continued without cause, or in the event of your permanent disability or death, the Options will not be terminated as a result of such an event but shall remain in full force and effect and vest in accordance with their terms, except that any performance-based criteria will be deemed to have been satisfied notwithstanding the actual financial results of NSI.

         3. Except as amended by this letter, the Options remain in full force and effect according to their terms.

                                             Very truly yours,

      NETsilicon, Inc.                       OSICOM TECHNOLOGIES, INC.

    BY: /s/ Renn Zaphiropoulos           BY: /s/ Par Chadha
        ----------------------------         -----------------------------------
        Renn Zaphiropoulos, Chairman         Par Chadha, Chief Executive Officer

    BY: /s/ Leonard Hecht
        ----------------------------
        Leonard Hecht, Director



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